2020 Equity Incentive Plan
Performance-Based Restricted Share Unit Agreement

Name of Participant:    %%FIRST_NAME%-% %%LAST_NAME%-%

Number of Units:    %%TOTAL_SHARES_GRANTED%-%

Date of Award:    %%OPTION_DATE,'MONTH DD, YYYY'%-%

Initial Vesting Date:    %%VEST_DATE_PERIOD1,’MONTH DD, YYYY’%-%

Applicable Fiscal Year:    Fiscal Year ____

1.    Grant of Award. This Agreement, including any country-specific addendum to this Agreement, evidences the grant by Cimpress plc, an Irish public limited company (the “Company”), on the Date of Award set forth above to the Participant named above of the number of performance-based restricted share units (the “Units”) set forth above on the terms of this Agreement and the Company’s 2020 Equity Incentive Plan (the “Plan”). Each Unit represents a right to receive between 0 and 1.6 ordinary shares of the Company, €0.01 nominal value per share (the “Shares”), with the number of Shares subject to this award determined based on the level of achievement of the performance conditions relating to the Company’s financial metrics set forth on Schedule A attached hereto for the applicable fiscal year set forth above (the “Applicable Fiscal Year”).

Except as otherwise indicated by the context, the term “Participant,” as used in this award, is deemed to include any person who acquires rights under this award validly under its terms. Capitalized terms that are used but not defined in this Agreement have the meanings assigned to such terms in the Plan.

2.    Performance Conditions.

(a)    Within 45 days after the end of the Company’s Applicable Fiscal Year, the Company shall calculate the multiplier used to determine the number of Shares issuable per Unit in accordance with the formula set forth on Schedule A attached hereto, and the Company’s Compensation Committee shall review and approve such calculation (as so approved, the “Final Multiplier”). The Compensation Committee will have the discretion to account for non-recurring items in determining the Final Multiplier. The number of Shares subject to this award shall be the number of Units subject to this award multiplied by the Final Multiplier, rounded to the nearest whole Share.

(b)    If the Final Multiplier is equal to 0, then this award expires in its entirety on the date on which the Final Multiplier is determined by the Compensation Committee, all Units are forfeited, and no Shares will be issued or issuable with respect to this award.

3.    Service-Based Vesting.

(a)    Throughout this Agreement, the term “vest” refers only to the satisfaction of the service-based condition described in this Section 3 and does not refer to the performance conditions described in Section 2 above, the satisfaction of which is also necessary for any issuance of Shares with respect to this award. If the Final Multiplier is greater than 0, then subject to the terms and conditions of this award, the Shares subject to this award vest in accordance with the applicable schedule described in Section 3(b) or 3(c) below, so long as the Participant is, and has been at all times since the date in Section 1 above on which the Units were granted, an employee, officer or director of, or consultant or advisor to, the

Company or any parent or subsidiary of the Company (an “Eligible Participant”), as “parent” and “subsidiary” are defined in Section 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). On each vesting date, each Unit becoming vested is automatically converted into Shares at a rate determined based on the application of the Final Multiplier. If the Final Multiplier has not yet been determined on the date a Unit vests, then such vested Unit remains outstanding until the Final Multiplier has been determined, at which time such vested Unit is automatically converted into Shares at a rate determined based on the application of the Final Multiplier.

(b)    If the number of Shares subject to this award following the application of the Final Multiplier is greater than 16, then this award vests as follows:

●25% of the total number of Shares subject to this award vest on the initial vesting date set forth above (the “Initial Vesting Date”), and
●an additional 6.25% of the total number of Shares subject to this award vest at the end of each successive three-month period following such date until the third anniversary of such date.

(c)     If the number of Shares subject to this award following the application of the Final Multiplier is 16 or fewer, then this award vests as follows:

●25% of the total number of Shares subject to this award vest on the Initial Vesting Date, and
●75% of the total number of Shares subject to this award vest on the first anniversary of the Initial Vesting Date.

(d)    If (i) the Participant ceases to be an Eligible Participant for any reason or (ii) the Participant violates the non-competition or confidentiality obligations of any employment contract, confidentiality agreement or other agreement between the Participant and the Company or a parent or subsidiary of the Company, then the vesting of Units ceases, the unvested Units are forfeited on the date of occurrence of the applicable event described in clause (i) or (ii) above, and the Participant has no further rights with respect to any unvested Units or Shares, but the Participant retains any Units that have vested as of the last day on which they were an Eligible Participant until such time as Shares have been issued with respect to such vested Units or this award expires by its terms. The Company has the exclusive discretion to determine when the Participant is no longer an Eligible Participant for purposes of this Agreement and the Plan, including but not limited to the exclusive discretion to determine whether the Participant remains an Eligible Participant during an unpaid leave of absence and when the Participant ceases to be an Eligible Participant during any such leave (regardless of whether the Participant’s employment or other relationship with the Company is considered terminated in the Company’s human resources systems or for other purposes). If the Participant is employed by a parent or subsidiary of the Company, any references in this Agreement to employment by or with the Company or termination of employment by or with the Company are instead deemed to refer to such parent or subsidiary.

4.    Timing and Form of Distribution. The Company shall distribute to the Participant the Shares with respect to the Units that become vested as soon as practicable after the later of each vesting date and the determination of the Final Multiplier but in no event later than 45 days after the later of the applicable vesting date and the determination of the Final Multiplier, except that in the case of Participants who are not subject to U.S. income taxes on this award, the Distribution Date may be a later date if required by local law. Each date of distribution of Shares is referred to as the “Distribution Date.” The Participant has no right to a distribution of Shares with respect to unvested Units unless and until such Units vest and the Final Multiplier has been determined. Once a Share with respect to a vested Unit has been distributed pursuant to this award, the Participant has no further rights with respect to that Unit. Notwithstanding the foregoing, the Distribution Date with respect to any Units that vest on or before the last day of the Company’s Applicable Fiscal Year shall be no later than two and a half months following the last day of such fiscal year.

5.    Withholding. The Participant is required to satisfy the payment of any Withholding Taxes required to be withheld with respect to the vesting of Units. “Withholding Taxes” includes, as applicable and without limitation, federal, state, local, foreign and provincial income tax, social insurance contributions, payroll tax, payment on account or other tax-related items. The Participant acknowledges that the ultimate liability for all taxes relating to this award is and remains the Participant’s responsibility and may exceed the amount that the Company withholds. The Company has no obligation to structure the terms of this award to reduce or eliminate the Participant’s liability for Withholding Taxes or to achieve any particular tax result. Furthermore, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Withholding Taxes in more than one jurisdiction. In order to satisfy the Withholding Taxes owed with respect to the vesting of Units, the Participant agrees as follows:

(a)    Unless the Company, in its sole discretion, determines that the procedure set forth in this Section 5(a) is not advisable or sufficient or unless the Participant is subject to Swiss income taxes on any income from this award, at the Distribution Date the Company shall withhold a number of Shares with a Fair Market Value equal to the amount necessary to satisfy the minimum amount of Withholding Taxes due on such Distribution Date.

(b)    If the Company, in its sole discretion, determines that the procedure set forth in Section 5(a) is not advisable or sufficient or if the Participant is subject to Swiss income taxes on any income from this award, then the Participant, as a condition to receiving any Shares upon the vesting of Units, shall (i) pay to the Company, by cash or check, or in the sole discretion of the Company, payroll deduction, an amount sufficient to satisfy any Withholding Taxes or otherwise make arrangements satisfactory to the Company for the payment of such amounts (including through offset of any amounts otherwise payable by the Company to the Participant, including salary or other compensation); or (ii) if the Company requires, make an arrangement that is acceptable to the Company with a creditworthy broker to sell the number of Shares that the Company has instructed such broker is necessary to obtain proceeds sufficient to satisfy the Withholding Taxes applicable to the Shares to be distributed to the Participant on the Distribution Date and to remit such proceeds to the Company; or (iii) only if the Participant is subject to Swiss income taxes on any income from this award, instruct the Company to withhold Shares as set forth in Section 5(a) above. The Participant agrees to execute and deliver such documents as may be reasonably required in connection with the sale of any Shares pursuant to this Section 5(b).

6.    Nontransferability of Award. The Participant shall not sell, assign, transfer, pledge or otherwise encumber this award, either voluntarily or by operation of law, except by will or the laws of descent and distribution. However, if this award is exempt from the provisions of Section 409A of the Code and the guidance thereunder (“Section 409A”) or if the Participant is not subject to U.S. income taxes on any income from this award, then the Participant may transfer the award (a) pursuant to a qualified domestic relations order or (b) if the Company consents, to or for the benefit of any immediate family member, family trust, family partnership or family limited liability company established solely for the benefit of the holder and/or an immediate family member of the holder, if, in each case, as a condition to the transfer the transferee agrees to be subject to, and bound by, the terms of this Agreement. However, the Participant shall not transfer this award to any proposed transferee if, with respect to such proposed transferee, the Company would not be eligible to use a Form S-8 for the registration of the issuance and sale of the Shares subject to this award under the United States Securities Act of 1933, as amended.

7.    No Right to Employment or Other Status. This award shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company or any parent or subsidiary of the Company. The Company and any parent or subsidiary of the Company expressly reserve the right to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under the Plan or this award, except as expressly provided in this award.

8.    No Rights as Shareholder. The Participant has no rights as a shareholder with respect to any Shares distributable under this award until such Shares are issued to the Participant.

9.    Provisions of the Plan. This award is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this award.

10.    Nature of the Grant. By accepting this Agreement, the Participant acknowledges as follows:

(a)    The Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

(b)    The Participant is voluntarily participating in the Plan.

(c)    If the Participant ceases to be an Eligible Participant for any reason whatsoever (including without limitation unfair or objective dismissal, permanent disability, resignation or desistance) and whether or not in breach of applicable labor laws or the Participant’s employment agreement, if any, the Participant’s right to vesting of the Units under this Agreement and the Plan, if any, terminates as set forth in this Agreement and will not be extended by any notice period mandated under applicable law, and the unvested Units and Shares are forfeited, with no compensation whatsoever. The Participant acknowledges and accepts that this is an essential condition of this Agreement and expressly agrees to this condition.

(d)    In consideration of the grant of the Units, no claim or entitlement to compensation or damages arises from termination of the Units, diminution in value of the Shares or termination of the Participant’s employment or other service relationship by the Company for any reason whatsoever and whether or not in breach of applicable labor laws or the Participant’s employment agreement, if any. The Participant irrevocably releases the Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, the Participant is deemed irrevocably to have waived their entitlement to pursue such claim.

(e)    The grant of the Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of Units or Shares or benefits in lieu of Units or Shares even if Units have been awarded repeatedly in the past. All decisions with respect to future grants of Units and/or Shares, if any, are at the Company’s sole discretion.

(f)    The Units and Shares are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, and the Units are outside the scope of the Participant’s employment or services contract, if any. The Units, the Shares, and the income and value of the Units and Shares are not part of normal or expected compensation or salary for any purpose (including but not limited to the calculation of any severance, resignation, termination, redundancy, dismissal or end of service payments; bonuses; long-service awards; pension, retirement or welfare benefits; or similar payments) and in no event should be considered as compensation for, or relating in any way to, past services for the Company.

(g)    The Units, the Shares, and the income and value of the Units and Shares are not intended to replace any pension rights or compensation.

(h)    Unless the parties otherwise agree, the Units, the Shares, and the income and value of the same are not consideration for, or granted in connection with, any service the Participant may provide as a director of a subsidiary of the Company.

(i)    The future value of the Shares is unknown and cannot be predicted with certainty. If the Participant receives Shares, the value of such Shares may increase or decrease in value.

    (j)    The Participant acknowledges and agrees that neither the Company nor any of its affiliates or agents is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Units or Shares or of any amounts due to the Participant pursuant to the vesting of the Units or the subsequent sale of any Shares acquired upon vesting.

11.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Units and on any Shares acquired under the Plan to the extent the Company determines it is necessary or advisable for legal or administrative reasons, except that with respect to awards that are subject to Section 409A, to the extent so permitted under Section 409A. Furthermore, the parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement and the Plan.

12.    Data Privacy.

(a)    The Participant is hereby informed that Cimpress plc will collect from the Participant through their employer (if not employed by Cimpress plc) certain personal information about the Participant, including the Participant’s personal data, such as their name, home address and telephone number, email address, date of birth, social security/insurance number, passport or other identification number, salary, nationality, job title, any ordinary shares or directorships held in the Company, details of all Units or any other entitlement to ordinary shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”).

(b)    The Participant is hereby informed and aware that Cimpress plc will collect and process the Data described above to perform (i) its contractual obligations and activities pursuant to this Agreement and the Plan, as well as (ii) those activities in conformity with applicable law and regulations that Cimpress plc as a publicly traded company at the NASDAQ Global Select Market must adhere to. Such data processing activities of the Participant’s Data by Cimpress plc will therefore be for purposes including but not limited to implementing, administering and managing the Plan. Cimpress plc will process the Participant’s Data as described in this Section 12 for the term of this Agreement and after its termination for a period as required by the Plan, by law or as necessary for the protection of the Company’s legitimate interests.

(c)    The Participant will, in connection with the Units and the acquisition, holding and/or transfer of ordinary shares or cash resulting from participation in the Plan, be provided with a brokerage account set up and managed by E*TRADE Financial Services, Inc. (including E*TRADE Securities LLC and any other involved affiliates or successors), a stock plan service provider located in the United States or such other stock plan service provider as the Company may select in the future (the “Service

Provider”). As such, the Participant is hereby informed and aware that Cimpress plc will use and transfer (with assistance of its subsidiary Cimpress USA Incorporated as described below under Section 12(e)), in electronic or other form, the Participant’s Data to the Service Provider insofar as such use and transfer to the Service Provider of the Participant’s Data is necessary for the set up and management of the individual stock brokerage accounts and further related contractual obligations that apply to Cimpress plc under this Agreement and the Plan.

(d)    Cimpress plc is assisted by its subsidiary, Cimpress USA Incorporated, in implementing, administering and managing the Plan within the Cimpress group of companies. The Participant is hereby informed and aware that their Data, including their personal data, may be transferred by Cimpress plc/Company to Cimpress USA Incorporated (or any other affiliated company in the Cimpress group providing global equity-related services) when necessary for the legitimate interests of Cimpress plc. This transfer is required for purposes such as global administration and management of the Plan, Cimpress equity strategy, and global human resources, finance, and reporting functions. Additionally, the transfer of the Participant’s Data to Cimpress USA Incorporated, any other involved affiliated company in the Cimpress group, and/or employees responsible for securities, compliance or legal matters, may be necessary to ensure compliance with applicable legal obligations (including, without limitation, disclosures to courts or governmental authorities, tax requirements and responses to subpoenas and other legal processes).

(e)     Cimpress plc will ensure, in accordance with Article 46 of Regulation (EU) 2016/679 (“GDPR”), that any transfer of personal data from Participants employed by an employer with a corporate seat in the European Economic Area (“EEA”), the United Kingdom or Switzerland to data controllers or data processors – such as the Service Provider or Cimpress USA Incorporated – located in a country not recognized as providing an adequate level of data protection (e.g., the United States), is subject to appropriate safeguards. Such safeguards include the use of the Standard Contractual Clauses adopted by the European Commission in Commission Implementing Decision (EU) 2021/914 of 4 June 2021, as may be updated, amended, replaced or superseded from time to time. Equivalent safeguards will be used for transfers from the United Kingdom and Switzerland in accordance with their respective legal requirements.

(f)    Cimpress plc will ensure that any individual identifiers of the Participant (e.g., a passport or social security number) will only be collected where required for equity award administration and will be processed solely for the purposes set out in this Agreement and the Plan.

(g)    The Participant may, when entitled thereto under the GDPR, exercise their data subject rights by requesting the Company for access to their personal data (including a copy of the personal data that Company holds about the Participant) or exercise their right to rectification, erasure, restriction, data portability and objection. The Participant can exercise most of the foregoing data subject rights himself or herself by using the related functionalities in their local human resources system or by accessing their brokerage account with the Service Provider. Alternatively, the Participant can submit such a ‘data subject right’ request to their local HR representative or Cimpress’ LTI Plan Administrator.

13.    Change in Control Events.

(a)    Upon the occurrence of a Change in Control Event (as defined below), regardless of whether such event also constitutes a Reorganization Event (as defined in the Plan), except to the extent specifically otherwise provided in another agreement between the Company and the Participant, one-half of the number of then unvested Units become vested if, on or before the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding entity is terminated for Good Reason (as defined below) by the Participant or is terminated without Cause (as defined below) by the Company or the acquiring or succeeding entity. If the effective date of such termination occurs after the Final Multiplier has been determined, then each Unit becoming vested under this Section 13(a) is automatically converted into Shares at a rate determined based on the application of the Final Multiplier. If the effective date of such termination occurs before the Final Multiplier has been determined, then each Unit becoming vested under this Section 13(a) shall remain outstanding until the Final Multiplier has been determined, at which time such vested Unit is automatically converted into Shares at a rate determined based on the application of the Final Multiplier.

(b)    For purposes of this Agreement, “Change in Control Event” means:

(i)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934) (a “Person”) of beneficial ownership of any capital shares or equity of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under such Securities Exchange Act) 50% or more of either (1) the then-outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (2) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of the members of the Board of Directors (the “Outstanding Company Voting Securities”), except that for purposes of this subsection (i), the following acquisitions do not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for ordinary shares or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (C) any acquisition by any entity pursuant to a Business Combination (as defined below) that complies with clauses (A) and (B) of subsection (ii) of this definition; or

(ii)    the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately after such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding common equity interests and the combined voting power of the then-outstanding securities entitled to vote generally in the election of the members of the Board of Directors (or equivalent) of the resulting or acquiring entity in such Business Combination (which includes, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to as the “Acquiring Entity”) in substantially the same proportions as their ownership of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately before such Business Combination and (B) no Person (excluding the Acquiring Entity or any employee benefit plan or related trust maintained or sponsored by the Company or by the Acquiring Entity) beneficially owns, directly or indirectly, 30% or more of the then-outstanding common equity interests of the Acquiring Entity, or of the combined voting power of the then-outstanding securities of such entity entitled to vote generally in the election of the members of the Board of Directors (or equivalent) (except to the extent that such ownership existed before the Business Combination).

(c)    For purposes of this Agreement, “Cause” means any (i) willful failure by the Participant to perform their material responsibilities to the Company, which failure is not cured within 30 days of written notice to the Participant from the Company, or (ii) willful misconduct by the Participant that affects the business reputation of the Company. The Participant is considered to have been discharged for Cause if the Company determines, within 30 days after the Participant’s termination, that discharge for Cause was warranted.

(d)    For purposes of this Agreement, “Good Reason” means (i) any significant diminution in the Participant’s duties, authority or responsibilities from and after the Change in Control Event, (ii) any material reduction in base compensation payable to the Participant from and after the Change in Control Event, or (iii) the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site without the Participant’s consent. However, no such event or condition constitutes Good Reason unless (A) the Participant gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (B) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice, and (C) the Participant’s termination of employment occurs within six months after the Company’s receipt of such notice.

14.    Section 409A.

    (a)    This award is intended to comply with or be exempt from the requirements of Section 409A and shall be construed consistently therewith. Subject to Sections 10(f) and 11(d) of the Plan, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend the Plan or this Agreement to prevent this award from becoming subject to the requirements of Section 409A. However, the Company makes no representations or warranties and has no liability to the Participant or to any other person if any of the provisions of or payments under this award are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the requirements of Section 409A.

    (b)    If the Units are considered to be “nonqualified deferred compensation” within the meaning of Section 409A, and the Participant is considered a “specified employee” within the meaning of Section 409A, then notwithstanding anything to the contrary in this Agreement, the Company shall not deliver to the Participant any Shares required to be delivered upon vesting of Units that occurs upon a termination of employment until the earlier of (i) the six-month and one-day anniversary of the Participant’s termination of employment and (ii) the Participant’s death. In addition, solely to the extent that the Units are considered to be “nonqualified deferred compensation” and solely to the extent that another agreement between the Participant and the Company provides for vesting of the Units and delivery of the Shares upon a “change in control,” such event must constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i) in order for the Shares to be delivered.

    (c)    For purposes of Sections 13(a) and 14(b) of this Agreement, “termination of employment” and similar terms mean “separation from service” within the meaning of Section 409A. The determination of whether and when the Participant’s separation from service from the Company has occurred shall be made in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this Section 14(c), “Company” includes all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code.

15.    Language. If the Participant receives this Agreement or any other document related to the Plan translated into a language other than English, the English version controls.
16.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
17.    Addendum. The Units and the Shares acquired under the Plan are subject to any country-specific terms and conditions set forth in any addendum to this Agreement or the Plan, and in the event of a conflict between this Agreement and any such addendum, the addendum governs. If the Participant relocates their residence to one of the countries included in any such addendum, the terms and conditions of such applicable addendum apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Each such addendum, if any, constitutes part of this Agreement.
18.    Entire Agreement and Waiver. This Agreement, the Plan, and any applicable country-specific addendum set forth the entire agreement of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, with respect to the subject matter contained herein, except that if the Company and the Participant have entered into or in the future enter into an executive retention agreement, the executive retention agreement governs. The Participant acknowledges that a waiver by the Company of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.

SCHEDULE A

Definitions

As used in this Agreement, the following terms have the following definitions:

“Financial Metrics” means Variable Gross Profit and Adjusted EBITDA.

“Variable Gross Profit” means Vista revenue for the Applicable Fiscal Year, less the costs associated with producing those goods or services for the Applicable Fiscal Year, such as raw materials, labor, consumables like ink, the use of third-party fulfillers and cross-business fulfillment (XCF), and outbound shipping costs, excluding, in each case, any revenue and associated costs impact on Vista from acquisitions closed during the Applicable Fiscal Year. Vista variable gross profit and any adjustments shall be measured at Applicable Fiscal Year budget currency rates.

“Adjusted EBITDA” means Vista segment EBITDA for the Applicable Fiscal Year, plus Vista’s share-based compensation expense for the Applicable Fiscal Year, less any adjusted EBITDA impact on Vista from acquisitions closed during the Applicable Fiscal Year. Vista segment EBITDA and any adjustments shall be measured at Applicable Fiscal Year budget currency rates.

Performance Targets, Weightings, and Multipliers

Variable Gross Profit:
Performance Target: $__________
Weighting: ___%
Multiplier:

Percentage Achievement	<90% (Below Threshold)	90% (Threshold)	100% (Target)	110% or higher (Maximum)
Multiplier	0%	60%	100%	160%

Adjusted EBITDA:
Performance Target: $__________
Weighting: ___%
Multiplier:

Percentage Achievement	<85% (Below Threshold)	85% (Threshold)	100% (Target)	115% or higher (Maximum)
Multiplier	0%	60%	100%	160%

Calculation of Final Multiplier

●For each Financial Metric, the Company shall calculate the percentage achievement against the performance target for that Financial Metric shown above (as applicable, the “Percentage Achievement”).

●If the Percentage Achievement is equal to or greater than the maximum shown above for that Financial Metric (as applicable, the “Maximum”), then the Multiplier for that Financial Metric is 160%.

●If the Percentage Achievement is equal to 100% for that Financial Metric (the “Target”), then the Multiplier for that Financial Metric is 100%.

●If the Percentage Achievement is equal to the threshold shown above for that Financial Metric (as applicable, the “Threshold”), then the Multiplier for that Financial Metric is 60%.

●If the Percentage Achievement is less than the Threshold, then the Multiplier for that Financial Metric is 0%.

●If the Percentage Achievement is greater than the Target but less than the Maximum, then the Multiplier for that Financial Metric shall be based on the interpolation of two straight lines whose slope and intercept define the relationship of (i) the Percentage Achievement between the Target and the Maximum and (ii) the Multiplier between 100% and 160%.

oFor example, if the Percentage Achievement for Variable Gross Profit were 102%, then the Multiplier would be ___%.

●If the Percentage Achievement is greater than the Threshold but less than the Target, then the Multiplier for that Financial Metric shall be based on the interpolation of two straight lines whose slope and intercept define the relationship of (i) the Percentage Achievement between the Threshold and the Target and (ii) the Multiplier between 60% and 100%.

oFor example, if the Percentage Achievement for Adjusted EBITDA were 92.5%, then the Multiplier would be ___%.

●For each Financial Metric, the Company shall then calculate a weighted multiplier equal to the product of the Multiplier for that Financial Metric and its weighting percentage shown above (as applicable, the “Weighted Multiplier”).

oFor example, if the Variable Gross Profit Multiplier were 104%, then the Variable Gross Profit Weighted Multiplier would be ___%.

●The Final Multiplier is equal to the sum of the two Weighted Multipliers, provided, however, that notwithstanding the foregoing calculations of the Multipliers, the Weighted Multipliers, and the Final Multiplier, the Final Multiplier shall not be less than 60%, subject the Compensation Committee’s discretion to account for non-recurring items in determining the Final Multiplier pursuant to Section 2(a) of the Agreement.

PARTICIPANT’S ACCEPTANCE
By signing or electronically accepting this Agreement, the Participant agrees to the terms and conditions hereof. The Participant hereby acknowledges receipt of a copy of the Cimpress plc 2020 Equity Incentive Plan.